Exhibit 99.1

PRESS RELEASE May 4, 2005 7 am EDT

ARROWHEAD ANNOUNCES REDEMPTION OF STOCK PURCHASE WARRANTS

PASADENA, CA May 4, 2005 — Arrowhead Research Corporation. (NASDAQ: ARWR) announced today that it will redeem its outstanding warrants to purchase common stock (NASDAQ: “ARWRW”) on Wednesday, June 15, 2005. The last day to exercise the warrants (the exercise deadline) is Tuesday June 14, 2005. Arrowhead intends to de-list the warrants from The Nasdaq SmallCap Market on Wednesday, June 8, 2005 to allow for an orderly redemption.

The warrants are exercisable for $1.50 per share and are redeemable at the redemption price of $0.001 per share upon 30 days’ written notice. A Notice of Redemption of Warrants and Letter of Transmittal will be sent to each warrantholder providing instructions on how to exercise the warrants. Any warrant not exercised by Tuesday, June 14, 2005 will expire and will be redeemed by the Company for $0.001 per share.

To date, 1.8 million of the 13.8 million warrants originally issued have been exercised. There are 12 million warrants that remain outstanding. If all of these outstanding warrants are exercised, the Company will have received, in total, approximately $21 million in exercise proceeds. The Company anticipates using the proceeds to fund the Company’s subsidiaries, to fund the Company’s research projects and for general working capital.

About Arrowhead Research Corporation

Arrowhead Research is a development-stage nanotechnology company structured to bring together a diverse and innovative mix of technologies, rights to a broad suite of intellectual property, and some of the most respected minds in this dynamic field. There are three strategic components to Arrowhead’s business model:

•	The Commercialization Program: Arrowhead forms or acquires majority-owned subsidiary companies pursuing products based on nanotechnology in high-growth technology markets.

•	The Research Program: Arrowhead funds nanoscience research at universities in exchange for exclusive rights to license the technology.

•	The Patent Toolbox: Arrowhead acquires, licenses, and sublicenses intellectual property in nanotechnology.

Arrowhead Research operates four majority-owned subsidiary companies:

•	Aonex Technologies, Inc., developing and commercializing proprietary semiconductor nanomaterial technology.

•	Insert Therapeutics, Inc., developing and commercializing a proprietary nanoscale drug delivery system.

•	Nanotechnica, Inc., developing a variety of proprietary nanoscale devices and systems, including laboratory on a chip.

•	Calando Pharmaceuticals, Inc. is developing nanostructures for delivery and therapeutic use of RNA interference.

Arrowhead is funding three research and development efforts in nanotechnology at the California Institute of Technology.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statement on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

R. Bruce Stewart, President

Telephone: 626.792.5549

Email: bruce@arrowres.com